Exhibit 99.2

Copano Energy, L.L.C.	News Release

Contacts:	Carl A. Luna, Senior Vice President
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600

COPANO ENERGY TO PRESENT AT THE 2009 MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE

HOUSTON, September 11, 2009 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the 2009 Master Limited Partnership Investor Conference, to be held September 16-17, 2009 at the Hyatt Regency Greenwich in Connecticut.
Copano Energy’s presentation will be webcast live on Wednesday, September 16, 2009, at 3:30 p.m. Eastern Time (2:30 p.m. Central Time).  To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.

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